EXHIBIT 23.1


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                         CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Experts" and to the use of our report dated September 19, 1997 with respect to the consolidated balance sheet of ATEL Financial Corporation and subsidiary at July 31, 1997 in the Registration Statement (Form S-1 to be filed on August 27, 1998) and related Prospectus of ATEL Capital Equipment Fund VIII, LLC for the registration of 15,000,000 limited liability company units.


                                                              Ernst & Young, LLP


San Francisco, California
August 25, 1998